PORTFOLIOS LISTED IN EXHIBIT I
                           CO-ADMINISTRATION AGREEMENT


         CO-ADMINISTRATION AGREEMENT, dated as of August 1, 1996 by and between each of the Portfolios listed on Exhibit I, each a New York trust (a "Portfolio"), and Funds Distributor, Inc., a Massachusetts corporation (the "Co-Administrator").

                              W I T N E S S E T H:

         WHEREAS,   each  Portfolio  is  engaged  in  business  as  an  open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act");

         WHEREAS, each Portfolio wishes to engage the Co-Administrator to provide certain administrative and management services, and the Co-Administrator is willing to provide such administrative and management services to the Portfolio, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         1. DUTIES OF CO-ADMINISTRATOR FOR EACH PORTFOLIO. Subject to the general direction and control of the Board of Trustees of the Portfolio, the Co-Administrator shall perform the following administrative and management services: (a) providing or obtaining office space, equipment and clerical personnel necessary for maintaining the organization of the Portfolio and for performing the administrative and management functions herein set forth; (b) arranging for Directors, officers and employees of the Co-Administrator or its agents, reasonably acceptable to the Trustees, to serve as Trustees, officers or agents of the Portfolio and perform the duties incident to their office if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law; (c) filing documents with regulatory authorities or mailing documents to investors in or Trustees of the Portfolio to the extent requested by the Portfolio; (d) maintaining books and records of the Portfolio related to the foregoing. In the performance of its duties under this Agreement, the Co-Administrator will comply with the provisions of the
Declaration of Trust and By-Laws of the Portfolio and the Portfolio's stated investment objective, policies and restrictions, and will use its best efforts to safeguard and promote the welfare of the Portfolio, and to comply with other policies which the Board of Trustees may from time to time determine. Notwithstanding the foregoing, the Co- Administrator shall not be deemed to have assumed any duties not specified in this Agreement, including, without limitation, any responsibility for the management of the Portfolio's assets or the rendering of investment advice and supervision with respect thereto, nor shall the Co- Administrator be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, custodian or other administrative service provider of the Portfolio. The Co-Administrator undertakes to comply with all applicable requirements

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



of the U.S. federal securities laws and any other laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by it hereunder. Where the Portfolio's address is outside the United States as indicated on Exhibit 1, the Co- Administrator further undertakes to perform its duties, or cause its duties to be performed, outside of the United States, as requested by the Trustees.

         2. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Co-Administrator hereby agrees that all records which it maintains for a Portfolio are the property of the Portfolio and further agrees to surrender promptly to the Portfolio any such records upon the Portfolio's request.

         3. ALLOCATION OF CHARGES AND EXPENSES. The Co-Administrator shall pay the entire salaries and wages of all of the Portfolio's Trustees, officers and agents who devote part or all of their time to the affairs of the Co-Administrator or its affiliates, and the wages and salaries of such persons shall not be deemed to be expenses incurred by the Portfolio for purposes of this Section 3. Except as provided in the foregoing sentence, the Co-Administrator shall not pay other expenses relating to the Portfolio including, without limitation, compensation of Trustees not affiliated with the Co-Administrator; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Portfolio; fees and expenses of the Portfolio's independent auditors, of legal counsel and of any transfer agent or registrar of the Portfolio; expenses of preparing, printing and mailing reports, notices, proxy statements and reports to investors and government officers and commissions; expenses of preparing and mailing agendas and supporting documents for meetings of Trustees and committees of Trustees; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of the Portfolio; expenses of meetings of investors in the Portfolio; and expenses relating to the issuance, registration and qualification of interests in the Portfolio.

         4. COMPENSATION OF CO-ADMINISTRATOR. For the services to be rendered and the facilities to be provided by the Co-Administrator hereunder, the Co-Administrator will receive a fee from each Portfolio as agreed by the Co-Administrator and the Portfolio from time to time as set forth on Schedule A attached hereto. This fee will be payable as agreed by the Portfolio and the Co-Administrator, but not more frequently than monthly.

         5. LIMITATION OF LIABILITY OF THE CO-ADMINISTRATOR. The Co-Administrator shall not be liable for any error of judgment or mistake of law or for any act or omission in the administration or management of any Portfolio or the performance of its duties hereunder, except for wilful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the reckless disregard of its obligations and duties hereunder. As used in this
Section 5, the term "Co-Administrator" shall include Funds Distributor, Inc. and/or any of its affiliates and the Directors, officers and employees of Funds Distributor, Inc. and/or of its affiliates.

     6. ACTIVITIES OF THE CO-ADMINISTRATOR. The services of the Co-Administrator to the Portfolios are not to be deemed to be exclusive, the Co-Administrator being free to render administrative and/or other services to other parties. It is understood that Trustees, officers, and
                                                         2
investors of a Portfolio are or may become interested in the Co-Administrator and/or any of its affiliates as Directors, officers, employees, or otherwise, and that Directors, officers and employees of the Co-Administrator and/or any of its affiliates are or may become similarly interested in the Portfolio and that the Co-Administrator and/or any of its affiliates may be or become interested in the Portfolio as an investor or otherwise.

     7. TERMINATION. This Agreement may be terminated at any time with respect to a Portfolio, without the payment of any penalty, by the Board of Trustees of the Portfolio or by the Co-Administrator, in each case on not more than 60 days' nor less than 30 days' written notice to the other party.

         8. SUBCONTRACTING BY THE CO-ADMINISTRATOR. The Co-Administrator may subcontract for the performance of its obligations hereunder with any one or more persons; PROVIDED, HOWEVER, that the Co-Administrator may subcontract hereunder only with the prior consent of the Trustees of the Portfolio; and PROVIDED, FURTHER, that, unless the Portfolio otherwise expressly agrees in writing, the Co-Administrator shall be as fully responsible to the Portfolio for the acts and omissions of any subcontractor as it would be for its own acts or omissions.

     9. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     10. AMENDMENTS. This Agreement may be amended only by mutual written consent.

         11. CONFIDENTIALITY. The Co-Administrator agrees on behalf of itself and its employees to treat confidentially and as proprietary information of each Portfolio all records and other information not otherwise publicly available relative to the Portfolio and its prior, present or potential investors and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Portfolio, which approval shall not be unreasonably withheld and may not be withheld where the Co-Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Portfolio.

         12. MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors, to the extent permitted by law.

         13. NOTICE. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Co-Administrator at 60 State Street, 13th Floor, Boston, Massachusetts 02109, Attention: President with a copy to General Counsel; or (2) to the Portfolio at the Portfolio's address listed on Exhibit I, Attention: Treasurer, or at such other address as either


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



party may from time to time specify to the other party pursuant to this section, with a copy to Morgan Guaranty Trust Company of New York, 522 Fifth Avenue, New York, New York 10036, Attention: Funds Management.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written. The undersigned officer of each Portfolio has executed this Agreement not individually, but as an officer of the Portfolio under the Portfolio's Declaration of Trust, dated as set forth on Exhibit I, and the obligations of this Agreement are not binding upon any of the Trustees or investors of the Portfolio individually, but bind only the trust estate.

                                            EACH PORTFOLIO LISTED ON EXHIBIT I



                                    By      /s/ John E. Pelletier
                                            John E. Pelletier, Vice President
                                            and Secretary
                                            Attest:  /s/ L. McCabe
                                                  Lenore J. McCabe

                                            FUNDS DISTRIBUTOR, INC.



                                    By      /s/ Marie E. Connolly
                                            Marie E. Connolly, President and
                                            Chief Executive Officer

                                    ADDENDUM








         ADDENDUM, dated February 13, 1997, to the Co-Administration Agreement made as of the 1st day of August, 1996 (the "Agreement") between each of trusts set forth on Exhibit I hereto and Funds, Distributor, Inc.

         Effective February 13, 1997, The Global Strategic Income Portfolio (the "Trust") shall be added to Exhibit I to the Agreement so that such Exhibit I shall include the Trust.

                                         THE GLOBAL STRATEGIC INCOME PORTFOLIO


                                            By  /s/ Richard W. Ingram
                                                    Richard W. Ingram, President

                                            FUNDS DISTRIBUTOR, INC.


                                            By  /s/ Marie E. Connolly
                                               Marie E. Connolly, President and
                                               Chief Executive Officer

                                   SCHEDULE A



         The Co-Administrator's annual fee charged to and payable by each Covered Entity as defined below is its share of an annual complex-wide charge. The annual complex-wide charge is:

   (a) $425,000 for all Covered Entities, PROVIDED that such charge shall be increased by $5,000 for each Covered Entity in excess of 100, plus

    (b) out-of-pocket charges for any services subcontracted pursuant to co-administration agreements with Covered Entities.

The portion of this charge payable by each Covered Entity is (i) in the case of any charges described in paragraph (b) directly attributable to a particular Covered Entity, the amount attributable to such Covered Entity, plus (ii) in the case of all other amounts, the amount determined by the proportionate share that such Covered Entity's net assets bear to the total net assets of the Covered Entities.

A Covered Entity is any series of The JPM Pierpont Funds, The JPM Institutional Funds, the Portfolios in which they invest, JPM Series Trust and each other current or future mutual fund (or series thereof) for which both (1) a tax return is filed with the Internal Revenue Service under United States tax law and (2) Morgan Guaranty Trust Company of New York provides investment advice and/or administrative services and the Co-Administrator provides administration services.

Approved:         April 10, 1997
                  Effective May 30, 1997

Restated Exhibit I effective May 30, 1997
                                                                 EXHIBIT I
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
                                                            DATE OF
                                                           DECLARATION
                          PORTFOLIO                         OF TRUST         ADDRESS                       EFFECTIVE DATE

The Federal Money Market Portfolio..........................11/4/92   60 State Street, Boston, MA 02109       8/1/96

The Prime Money Market Portfolio............................1/29/93   P.O. Box 2508 GT                        8/1/96
                                                                      Grand Cayman, Cayman Islands, BWI

The Tax Exempt Money Market Portfolio.......................1/29/93   60 State Street, Boston, MA 02109       8/1/96

The Short Term Bond Portfolio...............................1/29/93   P.O. Box 2508 GT                        8/1/96
                                                                      Grand Cayman, Cayman Islands, BWI

The U.S. Fixed Income Portfolio.............................1/29/93   P.O. Box 2508 GT                        8/1/96
                                                                      Grand Cayman, Cayman Islands, BWI

The Tax Exempt Bond Portfolio...............................1/29/93   60 State Street, Boston, MA 02109       8/1/96

The U.S. Equity Portfolio...................................1/29/93   P.O. Box 2508 GT                        8/1/96
                                                                      Grand Cayman, Cayman Islands, BWI

The U.S. Small Company Portfolio............................1/29/93   P.O. Box 2508 GT                        8/1/96
                                                                      Grand Cayman, Cayman Islands, BWI

The International Equity Portfolio..........................1/29/93   P.O. Box 2508 GT                        8/1/96
                                                                      Grand Cayman, Cayman Islands, BWI

The Diversified Portfolio...................................1/29/93   P.O. Box 2508 GT                        8/1/96
                                                                      Grand Cayman, Cayman Islands, BWI

The Non-U.S. Fixed Income Portfolio.........................6/16/93   P.O. Box 2508 GT                        8/1/96
                                                                      Grand Cayman, Cayman Islands, BWI

The Emerging Markets Equity Portfolio.......................6/16/93   P.O. Box 2508 GT                        8/1/96
                                                                      Grand Cayman, Cayman Islands, BWI

The New York Total Return Bond Portfolio....................6/16/93   60 State Street, Boston, MA 02109       8/1/96


The Series Portfolio*.......................................6/24/94   P.O. Box 2508 GT                        8/1/96
                                                                      Grand Cayman, Cayman Islands, BWI

Series Portfolio II*........................................1/9/97    60 State Street, Boston, MA 02109       2/13/97

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*In the case of these  Portfolios,  references to the  "Portfolio"  refer to its individual series as the context requires.